Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

TechTarget, Inc.

Newton, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (No. 333-181187 and 333-200080) and Form S-8 (No.333-145785 and 333-202051) of TechTarget, Inc. of our reports dated March 12, 2018, relating to the consolidated financial statements and the effectiveness of TechTarget, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/BDO USA, LLP
Boston, Massachusetts
March 12, 2018